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                                                                   Exhibit 23.2
                                                                   ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and in this Reoffer Prospectus constituting part of the Registration Statement of our report dated August 23, 1999, except for Note 8, which is as of August 31, 1999, relating to the financial statements of YourPharmacy.com, Inc., which is included in PlanetRX.com, Inc.'s Registration Statement on Form S-1, Amendment No. 6, dated October 6, 1999.


/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri
October 12, 1999